Exhibit 32.1

                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Evan Brovenick, the Chairman of the Board and Chief Executive Officer of IBX Group, Inc. (the "Company"), hereby certifies that:

The Company's Form 10-KSB Annual Report for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2004        /s/ Evan Brovenick
                            Evan Brovenick, Chairman and Chief Executive Officer



                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, David Blechman, the Treasurer and acting Chief Financial Officer of IBX Group, Inc. (the "Company"), hereby certifies that:

The Company's Form 10-KSB Annual Report for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2004             /s/ Alvin Brovenick
                                 Alvin Brovenick, Acting Chief Financial Officer